Exhibit 16.1

February 15, 2016

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Arax Holdings Corp.

Commission File No. 333-185928

We have read the statements that we understand Arax Holdings Corp. will include under Item 4.01 of the Form 8-K report dated February 15, 2016 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, formerly Denver, Colorado

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033 ~ Phone 303-968-3281 ~ Fax 303-456-7488 ~ www.cutlercpas.com